As filed with the Securities and Exchange Commission on May 24, 1995
                                    								Registration No. 33-

___________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC  20549
                              _______________

                                FORM S-8

                         REGISTRATION STATEMENT
                                  under
                        THE SECURITIES ACT OF 1933
                           _________________

                    GENERAL DATACOMM INDUSTRIES, INC.

           (Exact name of issuer as specified in its charter)


	      Delaware						                            06-0853856
(State or other jurisdiction of		     (IRS Employer Identification No.)
incorporation or organization)

       1579 Straits Turnpike, Middlebury, Connecticut 06762-1299
               (Address of principal executive offices)

                          1991 STOCK OPTION PLAN
                         (Full title of the plan)


               HOWARD S. MODLIN, Weisman, Celler, Spett & Modlin,
           445 Park Avenue, New York, New York 10022, (212) 371-5400
            (Name, address and telephone number, including area code,
                             of agent for service)

                       CALCULATION OF REGISTRATION FEE

                     							    Proposed	    Proposed
		                     				    	Maximum	     Maximum
				                Amount      Offering     Aggregate	   Amount of
Title of Securities	to be			    Price		      Offering    	Registration
to be Registered   	Registered		Per Share	   Price    	   Fee
----------------    ----------  ---------    --------     ------------
Common Stock, par	  500,000		    $10.75 (1)	 $5,375,000   $1,853.45
value $.10 per share

__________________

(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the average high/low price on May 19, 1995, on the New York Stock
Exchange, Inc.

Rule 429: The prospectus contained herein is a combined prospectus with Registration Nos. 33-53150, 33-62716 and 33-53201.

                       GENERAL DATACOMM INDUSTRIES, INC.

                          1991 STOCK OPTION PLAN

                    Cross Reference Sheet Between Items
                         of Form S-8 and Prospectus


Item Required by Form S-8				               Caption in Prospectus

1.  Plan Information					                   Cover Page;
                                    								1991 Stock Option Plan;
                                    								Federal Income Tax Consequences

2.  Registrant Information				              Available Information
    and Employee Plan Annual
    Information

                               PROPSPECTUS


                       GENERAL DATACOMM INDUSTRIES, INC.
                            1579 Straits Turnpike
                     Middlebury, Connecticut 06762-1299
                                 203-574-1118

                          1991 Stock Option Plan

            2,400,000 Shares of Common Stock, $.10 par value

	This prospectus relates to the offering by General DataComm Industries, Inc. (the "Corporation") of the shares of Common
Stock covered hereby to employees of the Corporation and its subsidiaries as may be granted options to purchase shares pursuant to its 1991 Stock Option Plan which is described herein.

	Certain of the optionees may, from time to time, sell or otherwise dispose of some or all of the shares of Common Stock which may be acquired by them. Certain of the resales or other dispositions may be made pursuant to this Prospectus, but others may be made by employees who are deemed to be "affiliates" of the Corporation within the meaning of the Securities Act of 1933, as amended, and such persons may effect such resales only pursuant to a separate prospectus or an appropriate exemption from registration.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


           The date of this Prospectus is May 24, 1995.


THIS DOCUMENT CONSTITUTES A PROSPECTUS COVERING SECURITIES THAT
HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

	No person has been authorized by the Corporation to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation.
Neither the delivery of this Prospectus nor any sales made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Corporation since the date hereof.

                        TABLE OF CONTENTS

REGISTRATION STATEMENT. . . . . . . . . . . . . . . . . . . .  2
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  3
GENERAL INFORMATION . . . . . . . . . . . . . . . . . . . . .  4
1991 STOCK OPTION PLAN. . . . . . . . . . . . . . . . . . . .  4
FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . .  7
DESCRIPTION OF CAPITAL STOCK. . . . . . . . . . . . . . . . .  9
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . 11
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 11

                      REGISTRATION STATEMENT

	General DataComm Industries, Inc. (the "Corporation") has filed with the Securities and Exchange Commission, Washington, DC,
Registration Statements (hereinafter, as amended to date,
referred to as the Registration Statements") on Form S-8 (File
Nos. 33-53150, 33-62716, 33-53201 and 33-      ) under the Securities Act
of 1933, as amended, in respect of 2,400,000 shares of the Corporation's Common Stock, $.10 par value, subject to adjustment, which may be purchased from time to time pursuant to stock options issued to key employees, including officers and directors who are employees of the Corporation and its subsidiaries under the Corporation's 1991 Stock Option Plan (the
"1991 Plan"). For further information with respect to the Corporation and the securities offered by this Prospectus, reference is made to the Registration Statements and the exhibits filed as a part thereof.

	The statements made about the 1991 Plan in this Prospectus are summaries of certain provisions of the 1991 Plan, a copy of which is an exhibit to this Registration Statement. Reference is made to the 1991 Plan for complete statements of such provisions, and such summaries are qualified in their entirety by such reference.

                       AVAILABLE INFORMATION

	The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission in Washington, DC at Room 1024, 450 Fifth Street, NW,
Washington, DC 20549; in New York City at 7 World Trade Center, 13th
Floor, New York, New York 10048; and in Chicago at Northwestern
Atrium Center, 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Securities and Exchange
Commission, 450 Fifth Street, NW, Washington, DC 20549 at prescribed rates. The Corporation will provide at the written or oral request without charge at its principal office in Middlebury, Connecticut to each person to whom this Prospectus is delivered a copy of any or all of the information that has been incorporated by reference. All such requests should be directed to the Corporation at its principal office, P.O. Box
1299, Middlebury, Connecticut 06762-1299, Attention:  Vice
President, Finance, or by telephone (203) 574-1118.  The
Corporation's Common Stock is listed and traded on the New York
Stock Exchange, Inc. and the above material is also available for inspection at such Exchange, 20 Broad Street, New York, New York 10005.

	The following documents, filed with the Securities and Exchange Commission, as stated above (Commission File No. 1-8086), are hereby incorporated by reference in this Prospectus:

	1.	The Corporation's annual report on Form 10-K/A for the year
ended	September 30, 1994.

	2.	The Corporation's proxy statement dated December 5, 1994 with
respect to its annual meeting of shareholders held on February	2, 1995.

	3.	The Corporation's quarterly reportS on Form 10-Q for the
quarters	ended December 31, 1994 and March 31, 1995.

	All documents filed by the Corporation after the date of this Prospectus pursuant to Sections 13, 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement of which this Prospectus constitutes a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

                          GENERAL INFORMATION

	The Corporation, the executive offices of which are located at Middlebury, Connecticut 06762-1299, is the issuer of the Common
Stock, $.10 par value covered by the Registration Statement and being offered by this Prospectus. The Corporation's telephone number is (203) 574-1118.

	Any optionee who may be deemed an affiliate of the Corporation, as defined in Rule 405 issued under the Securities Act of 1933, as amended ("Securities Act"), must utilize an exemption, including Rule 144, from the registration provisions of the Securities Act to sell shares received pursuant to the exercise of an option unless a separate prospectus is in effect.

                       1991 STOCK OPTION PLAN

Purpose and Eligibility

	The 1991 Plan was adopted by the stockholders in 1992 for the purpose of enabling the Corporation and its subsidiaries to provide an inducement to attract and keep able and qualified key employees, including officers and directors who are employees, by the grant of incentive and non-statutory stock options up to a maximum of 625,000 shares. The 1991 Plan was amended by the stockholders at the 1993, 1994 and 1995 Annual Meetings to authorize 625,000, 650,000 and 500,000 additional shares, respectively. The granting of options is determined by the Chairman of the Board of the Corporation who administers the 1991 Plan as to all persons, other than employees subject to Section 16 of the Securities Exchange Act of 1934 ("Exchange Act") who are generally executive officers, and reports to the Board of Directors the names of those granted options, the number of shares covered by each option, the applicable option prices and the type of option. The Stock Option Committee of the Board of Directors reports to the Board of Directors with respect to the names of employees subject to Section 16 of the Exchange Act who are granted stock options, the number of shares covered by each such option, the applicable option prices and the types of options. The Chairman of the Board, or the Stock Option
Committee, as the case may be, subject to the provisions of the 1991 Plan, has sole discretion to determine the employees to whom options shall be granted, the number of shares to be subject to each option and the increments by which such granted options are exercisable. In making such determination, the Chairman of the Board or the Stock Option Committee, as the case may be, considers in his or their opinion those employees who perform services of special importance to the management, operation and development of the business of the Corporation, provided that no employee whose basic salary before bonuses or incentive payments is less than 2,400,000 per year shall be eligible to receive an option.
There is no limitation with respect to the number of shares that are subject to grant of option to any one employee, except no optionee may be granted incentive stock options resulting in shares becoming exercisable for the first time in any calendar year having an aggregate fair market value in excess of $100,000. It is presently expected that approximately 1,600 employees will be eligible to receive options under the 1991
Plan.

Shares Available and Exercise of Options

	The 1991 Plan provides for options to purchase an aggregate of 1,900,000 shares of Common Stock of the Corporation. Such amount is subject to appropriate adjustment in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends or splits in excess of 5% in any one year, mergers, consolidations, exchanges or reorganizations.

	The stock options granted under the 1991 Plan are intended to be either "incentive stock options" within the meaning of
Section 422A of the Internal Revenue Code of 1986, as amended, ("Code") or non-statutory stock options. The 1991 Plan provides that the option price of incentive stock options shall not be less than the fair market value of the stock at the time the option is granted, except that if the optionee would own more than 10% of the outstanding shares of Common Stock of the Corporation
(and other voting securities, if any) if the options were exercised, the exercise price of the options shall not be less than 110% of the fair market value on the date of grant; that each option granted is exercisable, in whole or in part, from time to time during the term thereof as may be determined by the Chairman of the Board or the Stock Option Committee, as the case may be, and stated in the option, commencing one (1) year after the date of grant of the option; and that the options expire unless exercised on or before ten (10) years from the date of grant (five (5) years with respect to incentive stock options if the optionee would own more than 10% of the outstanding stock).

	The option price of non-statutory stock options shall be the fair market value of the stock at the time of grant or such lesser or greater price as determined by the Chairman of the Board or the Stock Option Committee, as the case may be. The term of each non-statutory stock option shall be for a period not exceeding ten (10) years from the date of grant. If an optionee holds more than one (1) incentive or non-statutory stock option, such options may be exercised by the optionee in any order.

	Options are exercised by the payment in cash or delivery of Common Stock of the Corporation valued at the market price for such shares at the time of exercise.

	As of April 30, 1995, 1,419,472 options have been granted under the 1991 Plan to 218 employees at an average exercise price of $9.91, 179,250 options have been exercised and 980,528 options remain available for grant. Options may not be granted under the 1991 Plan after December 4, 2001.

Limitations in Participation

	Options are not transferable other than by will or by the laws of descent and distribution. If an optionee becomes permanently and totally disabled or dies while employed by the Corporation, the option granted to the optionee may be exercised only within one (1) year following the date of such permanent and total disability or death, by the optionee in the case of such disability and by the person or persons to whom the optionee's rights under the option shall pass by the optionee's will or the laws of descent and distribution in the case of death, to the extent of the following schedule, but in no event after the expiration of the term of the option:

                          Time from Grant of Option

From				               To (the end of)			  Percentage Exercisable

1 Day				               12 months					               33%
12 Months			            24 months					               67%
Over 24 Months									                             100%

	If an optionee ceases to be employed by the Corporation for any reason other than death or disability, he or she may, but only within the three (3) months following such cessation of employment, exercise his or her option to the extent that the optionee was entitled to exercise it at the date of such cessation, unless the optionee was discharged for cause. If an optionee is discharged for cause, or the optionee fails to give reasonable notice of termination of employment, such option terminates on the date of such discharge and the optionee forfeits any and all rights which may have accrued prior thereto.

Modification

	The Board of Directors may at any time, or from time to time, without further stockholder approval, suspend, terminate or amend the 1991 Plan in such respects as it shall deem advisable in order that options shall be "incentive stock options" as defined in Section 422A of the Code, or to conform to any change in the law, or in any other respects which shall not change:

	(a)	the maximum number of shares for which options may be
granted	under the 1991 Plan; or

	(b)	the provisions relating to the determination of employees to whom options may be granted.

                    FEDERAL INCOME TAX CONSEQUENCES

Tax Aspects - Non-Statutory Stock Options

	Messrs. Weisman, Celler, Spett & Modlin, legal counsel to the Corporation, have advised that under existing Treasury regulations with respect to non-statutory stock options, (i) an optionee will not realize taxable income upon the grant of an option; (ii) the difference between the option price and the fair market value of the shares on the date of exercise is taxable as ordinary income to the optionee at the time of exercise and is allowable to the Corporation as an income tax deduction; (iii) the ordinary income to the optionee will be treated as compensation to the optionee which is subject to income tax withholding by the Corporation; (iv) the optionee will take a basis in the shares equal to the sum of the option price plus the amount of his or her ordinary income; and (v) any gain or loss on a subsequent sale of the shares, which will equal the difference between the sales proceeds and the optionee's basis in the shares, will be capital gain or loss at the time of sale.

Tax Aspects - Incentive Stock Options

	The Corporation has been advised by such legal counsel that the federal income tax consequences of incentive stock options under present law are generally as follows: if an option is an incentive stock option, the optionee will recognize no income upon grant or exercise (except for purposes of computing the alternative minimum tax described below) of such option and the Corporation will not be allowed a deduction for federal tax purposes as it would in the case of a non-statutory stock option. Upon a sale of the shares by the optionee (assuming that the sale occurs no sooner than two years after grant of the option and one year after exercise of the option), any gain will be capital gain to the optionee. If the optionee fails to hold the shares for the foregoing period, the disposal is treated as a disqualifying disposition. The gain on such disposition is ordinary income to the optionee to the extent of the difference between the option price and the fair market value of the shares on the date of exercise and any excess is long-term or short-term capital gain depending upon the holding period. In such event, the Corporation will be entitled to an income tax deduction equal to the ordinary income amount to the optionee.

	In order for an option to qualify as an incentive stock option,
(i) the option must be granted pursuant to a plan which includes the aggregate number of shares which may be issued under options and the employees (or class of employees) eligible to receive options; (ii) such option is granted within ten (10) years from the date such plan is adopted, or the date such plan is approved by the stockholders, whichever is earlier; (iii) the option must be exercised while the optionee is an employee of the Corporation or a subsidiary of the Corporation, or no more than three (3) months after the optionee's employment ceases (twelve
(12) months in the case of termination following the optionee's total disability); (iv) the option may not by its terms be exercisable after the expiration of ten (10) years from the date it is granted; (v) the option price must not be less than the fair market value of the stock at the time such option is granted; (vi) the option plan must be approved by the stockholders within twelve (12) months after the date such plan is adopted; (vii) the option by its terms is non-transferable other than upon death of the optionee and is exercisable only by the optionee during his or her lifetime; (viii) if the optionee owns more than 10% of the voting power of all classes of the Corporation's stock at the time the option is granted, the option price must be at least 110% of the fair market value on the date of grant and the option may not be exercised after five
(5) years from the date of grant; and (ix) under the terms of the plan, the aggregate fair market value, determined at time of grant, of stock for which an employee may exercise incentive stock options for the first time in any calendar year under all plans cannot exceed $100,000.

	For purposes of determining the alternative minimum tax, the spread between the fair market value of the stock on the exercise date of an incentive stock option and the option price is added to taxable income as an adjustment for purposes of computing the alternative minimum tax. This spread between the fair market value of the stock on the exercise date and the option price included in alternative minimum taxable income is added to the basis of the stock for purposes of computing alternative minimum tax on any subsequent disposition.

Employee Retirement Income Security Act of 1974

	The 1991 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 or of Section
401(a) of the Code.

                    DESCRIPTION OF CAPITAL STOCK

Common Stock

	The shares of Common Stock are entitled to one (1) vote per share on all matters submitted to stockholders. They are also entitled to vote separately as a class (as are the shares of Class B Stock described below) on all matters requiring an amendment to the Corporation's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of the Common Stock do not have preemptive rights or cumulative voting rights.

	Dividends on the Common Stock will be paid if, and when, declared. The Common Stock is entitled to cash dividends which are 11.11% higher per share than the cash dividends which may be paid on the Class B Stock, but otherwise the Common Stock and the Class B Stock rank equally. The Corporation has never paid cash dividends, and such dividends are not permitted by the Corporation's principal loan agreement. Stock dividends on and stock splits of Common Stock may only be payable or made in shares of Common Stock.

	The Common Stock is entitled upon liquidation to receive the entire net assets of the Corporation remaining after payment of all debts and other claims of creditors and after the holders of each series of Preferred Stock, if any, have been paid the preferred liquidating distribution on their shares, if any, as fixed by the Board of Directors of the Corporation. The Common Stock is not convertible into shares of any other equity security of the Corporation.

	The Common Stock is freely transferable.

Class B Stock

	The shares of Class B Stock are entitled to one (1) vote per share on all matters submitted to stockholders, except that they are entitled to ten (10) votes per share in the election of directors under certain circumstances. They are also entitled to vote separately as a class (as are the shares of Common
Stock) on all matters requiring an amendment to the Corporation's Certificate of Incorporation, as well as on mergers, consolidations and certain other significant transactions for which stockholder approval is required under Delaware law. Holders of the Class B Stock do not have preemptive rights or cumulative voting rights.

	Dividends on the Class B Stock will be paid only as and when dividends on the Common Stock are declared and paid. The Common Stock is entitled to cash dividends which are 11.11% higher per share than the cash dividends which may be paid on the Class B Stock, but otherwise the Common Stock and the Class B Stock rank equally. Stock dividends on and stock splits of Class B Stock will only be payable or made in shares of Class B Stock.

	In the event of liquidation or insolvency, each share of Class B Stock will be entitled, through conversion into Common Stock, to share ratably with the Common Stock in the assets remaining after payment of all debts and other claims of creditors, subject to the rights of any Preferred Stock which may be issued in the future.

	Holders of Class B Stock may elect at any time to convert any or all of such shares back into shares of the Common Stock on a share-for-share basis. In the event that the number of outstanding shares of Class B Stock falls below 5% of the aggregate number of issued and outstanding shares of Common
Stock and Class B Stock, or the Board of Directors and a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then immediately upon the occurrence of either event, the shares of the Class B Stock will automatically be converted into shares of Common Stock. In the event of such conversion, certificates formerly representing outstanding shares of Class B Stock will thereafter be deemed to represent a like number of shares of Common Stock.

	The Class B Stock is not transferable except to certain family members and related entities.

Special Voting Requirements

	The Corporation's Certificate of Incorporation, as presently in effect, contains a provision requiring a two-thirds vote on mergers, consolidations or a sale of substantially all of the Corporation's assets. It also contains a "fair price" provision requiring all stockholders to receive equal treatment in the event of a takeover which may be coercive; such provision may not be amended except by a four-fifths vote of the stockholders and may considered to have the effect of discouraging tender offers, takeover attempts, acquisitions or business combinations involving the Corporation; and such provision also requires that business combinations involving the Corporation and certain
"Acquiring Persons" (i.e., a person or entity which directly or indirectly owns or controls at least 5% of the voting stock of the Corporation) be approved by the holders of four-fifths of the Corporations' outstanding shares entitled to vote (other than shares held by an Acquiring Person with which or by or on whose behalf a business combination is proposed) unless such business combination either:

	(1) has been authorized by the Board of Directors prior to the time that the Acquiring Person involved in such business combination became an Acquiring Person; or

	(2) will result in the receipt by the other stockholders of a specified minimum amount and form of payment for their shares.

Preferred Stock

	The Preferred Stock may be issued in one or more series from time to time by action of the Board of Directors. The shares of any series of Preferred Stock may be convertible into Common
Stock, may have priority over the Common Stock and Class B Stock in the payment of dividends and as to the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation and may have preferential or other voting rights, in each case, to the extent, if any, determined by the Board of Directors at the time it creates the series. There are no shares of Preferred Stock outstanding.

                          LEGAL MATTERS

	The legality of the shares offered by this Prospectus has been passed upon by Messrs. Weisman, Celler, Spett & Modlin, 445 Park
Avenue, New York, New York 10022. As of April 30, 1995, members of the firm of Weisman, Celler, Spett & Modlin beneficially owned 6,750 shares of the Class B Stock of the Corporation.
Howard S. Modlin, a member of such firm, is Secretary and a director of the Corporation.

                           EXPERTS

	The consolidated financial statements and financial statement schedules of the Corporation as of September 30, 1994 and 1993 and for the years ended September 30, 1994, 1993 and 1992, incorporated by reference in this Prospectus, have been incorporated herein in reliance upon the report of Coopers &
Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                       INDEMNIFICATION

	The Corporation's Certificate of Incorporation authorizes the indemnification of directors and officers and the purchase of insurance on behalf of such persons against liability asserted against them in such capacity or arising out of such status. The Corporation maintains an insurance policy covering its directors and officers against certain losses. Section 145 of the General
Corporation Law of Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the foregoing provisions, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             FORM S-8

PART II:  UNDERTAKINGS AND OTHER INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.	Incorporation of Documents by Reference

	See Prospectus, "Available Information," page 3 and
"Description of Capital Stock," page 9.

Item 4.	Description of Securities

	Not applicable.

Item 5.  Interest of Named Experts and Counsel

	The consolidated financial statements and financial statement schedules of the Corporation as of September 30, 1994 and 1993 and for the years ended September 30, 1994, 1993 and 1992, incorporated by reference in this Registration Statement, have been incorporated herein in reliance upon the report of Coopers
& Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers

	Reference is made to Article Tenth of the registrant's Restated Certificate of Incorporation filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
June 30, 1988, which is incorporated by reference for information concerning indemnification of directors and officers. Section 145 of the General Corporation Law of
Delaware permits or requires indemnification of officers and directors in the event that certain statutory standards of conduct are met. However, reference is made to Item 9(d) with respect to indemnification for liabilities arising under the Securities Act.

	Under an insurance policy with The Chubb Group of Companies, the directors and certain officers of the undersigned registrant and its subsidiaries are indemnified against certain losses arising from certain claims which may be made against such persons, by reason of their being such directors or officers.

Item 7.  Exemption from Registration Claimed

	Not applicable.

Item 8.  List of Exhibits

10.	(a)	1991 Stock Option Plan (Incorporated by reference to Exhibit A
		to Proxy Statement dated December 5, 1994).

	(b)	Incentive Stock Option Agreement (Incorporated by reference to
		Exhibit 10(b) to Registration Statement No. 33-53150).

	(c)	Non-Statutory Stock Option Agreement (Incorporated by reference	to
 Exhibit 10(c) to Registration Statement No. 33-53150).

24.		Consents

	(a)	Coopers & Lybrand L.L.P.

Item 9.	Undertakings

	(a)	The undersigned registrant hereby undertakes:

		(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:  (i) to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933 (the "Securities Act");
(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration
Statement or any material change to such information in this Registration Statement, provided, however, that clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act") that are incorporated by reference in this Registration Statement.

	(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(b) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13 or 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus to each employee to whom the Prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the Prospectus that it will promptly furnish without charge a copy of such report on written request of the employee, and where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such financial information.

	(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Middlebury, State of Connecticut, on the 24th day of May, 1995.

						                            	GENERAL DATACOMM INDUSTRIES, INC.

                            							By: ___________________________
                               								Charles P. Johnson
                                							Chairman of the Board

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature				                    Title						                   Date


_____________________		        Chairman of the Board			      May 24, 1995
Charles P. Johnson		           and Chief Executive Officer

_____________________		        Vice President-Finance		      May 24, 1995
William S. Lawrence	          	and Chief Financial Officer

_____________________     					Corporate Controller and		    May 24, 1995
William G. Henry          					Principal Accounting Officer

_____________________
Howard S. Modlin			            Director					                 May 24, 1995

_____________________
Frederick R. Cronin		          Director                      May 24, 1995

_____________________
Lee M. Paschall		              Director		                    May 24, 1995

_____________________
John L. Segall			              Director					                 May 24, 1995

                  CONSENT OF INDEPENDENT ACCOUNTANTS

	We consent to the incorporation by reference in this registration statement on Form S-8, relating to the 1991 Stock Option
Plan of General DataComm Industries, Inc. and Subsidiaries in the prospectus included therein, of our report, which includes an explanatory paragraph for certain accounting changes, dated October 19, 1994, on our audits of the consolidated financial statements and financial statement schedules of General DataComm Industries, Inc. and Subsidiaries as of September 30, 1994 and 1993 and for the years ended September 30, 1994, 1993 and 1992, which report is included in the 1994 Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."


Coopers & Lybrand L.L.P.
Stamford, Connecticut
May 24, 1995